UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2014

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

21900 Burbank Blvd, Third Floor, Woodland Hills, CA 91367
(Address of principal executive offices and zip code)
(818) 992-3126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Lion Biotechnologies, Inc. (“our” or the “Company”) was held on November 3, 2014.  Our stockholders acted upon the following proposals at the Annual Meeting:

•	Proposal 1: to elect Manish Singh, Merrill A. McPeak, Sanford J. Hillsberg, and Jay Venkatesan to our board of directors to serve as directors until the 2015 Annual Meeting of stockholders;

•	Proposal 2: a proposal to approve the adoption of the Company 2014 Equity Incentive Plan;

•	Proposal 3: a proposal to approve, by non-binding advisory vote, the compensation of our named executive officers;

•	Proposal 4: a proposal to recommend, by non-binding advisory vote, the frequency of future votes on the compensation of our named executive officers; and

•	Proposal 5: a proposal to ratify the Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Voting Results

Proposal 1:  Manish Singh, Merrill A. McPeak, Sanford J. Hillsberg and Jay Venkatesan were elected as directors on the following vote:

•	Manish Singh was elected with 15,338,182 “FOR” votes and 78,400 “ABSTAIN” votes;

•	Merrill A. McPeak was elected with 15,337,070 “FOR” votes and 79,512 “ABSTAIN” votes;

•	Sanford J. Hillsberg was elected with 15,338,682 “FOR” votes and 77,900 “ABSTAIN” votes; and

•	Jay Venkatesan was elected with 15,337,081 “FOR” votes and 79,501 “ABSTAIN” votes.

In addition, there were 4,274,015 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 12,295,631 “FOR” votes, 3,054,046 “AGAINST” votes and 66,905 “ABSTAIN” votes.  There were 4,274,015 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 15,311,512 “FOR” votes, 31,164 “AGAINST” votes and 73,906 “ABSTAIN” votes.  There were 4,274,015 broker non-votes in connection with this proposal.

Proposal 4: The recommendation on frequency of stockholder advisory votes was for One Year.  There were 9,727,003 votes for One Year, 2,300 votes for Two Years and 5,214,728 votes for Three Years.  There were 4,274,015 broker non-votes in connection with this proposal.

Proposal 5: This proposal was approved with 19,347,302 “FOR” votes, 46,659 “AGAINST” votes and 296,636 “ABSTAIN” votes.  There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: November 4, 2014	By:	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer